UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2007
Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51846	20-2660764
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2 Corporate Drive

Shelton, Connecticut 06484

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 926-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On March 28, 2007, the Board of Directors of Clayton Holdings, Inc. (the “Company”) approved the recommendation of management that the Company discontinue the operations of Clayton Lender Solutions (“CLS”).  This initiative is intended to improve the future operating performance of the Company in response to declining demand for the services offered by CLS.

The Company expects to incur pre-tax charges in the quarter ended March 31, 2007 currently estimated to be approximately $0.8 million to $1.2 million relating to employee severance arrangements, facilities consolidation costs and other costs incurred in connection with closing this operation.  In addition, the Company will record a non-cash pre-tax impairment charge of approximately $4.5 million, relating to impairment of goodwill, intangible assets and property, plant and equipment.

The amounts of these costs and charges are preliminary and remain subject to change, pending final resolution of these items.

Item 2.06  Material Impairments

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.

March 29, 2007	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer